Exhibit 99.1

Dear stockholder,

We are pleased to share exciting news regarding your investment(s) in Resource Real Estate Opportunity REIT, Inc. (“REIT I”), Resource Real Estate Opportunity REIT II, Inc. (“REIT II”), and Resource Apartment REIT III, Inc. (“REIT III,” collectively the “REITs”).

On September 8, 2020, Resource Real Estate, LLC (“Resource”), the REITs’ sponsor, announced that the REITs have entered into definitive agreements pursuant to which REIT II would acquire REIT I and REIT III in separate stock-for-stock transactions. The mergers will combine three highly complementary portfolios of suburban apartment communities in targeted markets with proven income and employment growth. This should significantly improve scale, operating efficiencies, geographic diversification and access to capital, and create future options for stockholder liquidity.

Following the acquisition of its external advisors from C-III Capital Partners LLC on September 8, 2020, REIT I announced that it became self-administered. As part of the same transaction, REIT I also acquired the external advisors of REIT II and REIT III. It will continue to advise and manage REIT II and REIT III until the mergers are completed. Self-administration provides immediate benefits to REIT I stockholders, including a considerable reduction in the operating expenses of REIT I. These benefits will also extend to the stockholders of REIT II and REIT III following the completion of the mergers.

As a result of the transactions:

•	The combined company will be renamed Resource REIT

•	The senior management team will include Resource senior executives that have been working together for the past 16 years

•	REIT I stockholders are expected to receive 1.224230 shares of REIT II valued at $11.12 per share[1]

•	REIT III stockholders are expected to receive 0.925862 shares of REIT II valued at $8.41 per share[1]

Despite the unprecedented global health crisis that has impacted each and every one of us, our REITs have performed remarkably well; across all three REITs, the current portfolio is approximately 94% occupied, and rent collections have consistently averaged approximately 98% of historical collections over the past five months. This is a testament to the resiliency of the asset class, the specific communities owned, and our keen focus on operations and management.

These transactions are a result of diligent analysis by the special committees of each REIT, comprised of independent directors who worked with their own legal firms and financial advisors. The Boards of Directors of REIT I, REIT II and REIT III have approved these transactions upon the unanimous recommendation of each REITs’ respective special committees. Joint proxy statements/prospectuses will describe the proposed transactions in more detail, and will be filed on Form S-4 with the Securities and Exchange Commission (SEC).

The closings of the proposed mergers are expected to close in the fourth quarter of 2020 and are subject to the satisfaction of various customary closing conditions, including the approval of stockholders of REIT I and REIT III, and cannot be assured. The merger transactions are expected to close concurrently but are not conditioned on the consummation of each other. Stockholders seeking additional information should read the Form 8-K and Investor Presentation filed with the Securities and Exchange Commission on September 11, 2020, which can be found at www.resourcereit.com, www.resourcereit2.com, www.resourcereit3.com or www.sec.gov.

We are truly excited about the future and believe we are well-positioned to increase value and create opportunity as a stronger company. Thank you for your investment(s) in and support of the Resource REITs.

Sincerely,

Alan Feldman

Chief Executive Officer

REIT I, REIT II and REIT III

[1]

Based on REIT II’s most recently estimated NAV per share of $9.08 as of 12/31/19 and does not reflect developments in the portfolio since that time. For a full description of the methodologies and assumptions used to value REIT II’s assets and liabilities in connection with the calculation of its estimated value per share, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Market Information” of REIT II’s annual report on Form 10-k for the year ended December 31, 2019.

Additional Information and Where to Find It:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws.

In connection with the proposed transaction, REIT II will prepare and file with the SEC two Registration Statements on Form S-4. One registration statement will contain a proxy statement of REIT I and also constitute a prospectus for REIT II. The other registration statement will contain a proxy statement of REIT III and also constitute a prospectus for REIT II. The applicable proxy statement/prospectus will be mailed to REIT I’s and REIT III’s respective stockholders. WE URGE INVESTORS TO READ THE APPLICABLE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED BY REIT I, REIT II AND REIT III IN CONNECTION WITH THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REIT I, REIT II, REIT III AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov). In addition, these materials will also be available free of charge by accessing REIT I’s website (http://www.resourcereit.com/), by accessing REIT II’s website (http://www.resourcereit2.com/), or by accessing REIT III’s website (http://www.resourcereit3.com/).

Participants in the Proxy Solicitation:

REIT I, REIT II and REIT III and their respective directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information regarding REIT I’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 20, 2020 and its proxy statement filed with the SEC by REIT I on April 29, 2020 in connection with its 2020 annual meeting of stockholders; information regarding REIT II’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 20, 2020 and its proxy statement filed with the SEC by REIT II on April 29, 2020 in connection with its 2020 annual meeting of stockholders; information regarding REIT III’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on March 20, 2020 and its proxy statement filed with the SEC by REIT III on April 29, 2020 in connection with its 2020 annual meeting of stockholders. Certain directors and executive officers of REIT I and/or REIT II and/or REIT III and other persons may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments and retention bonuses if their employment is terminated prior to or following the merger. If and to the extent that any of the participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the Joint Proxy Statement/Prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of REIT I, REIT II, and REIT III and their respective executive officers and directors in the merger by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.

Forward-Looking Statements:

This communication contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to, the risk that the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability of REIT I or REIT III to obtain stockholder approval of the respective mergers or the failure to satisfy the other conditions to completion of the mergers; risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; the potential adverse impact of the ongoing pandemic related to COVID-19 and the related measures put in place to help control the spread of the virus on the operations of the REITs and their tenants, which impact remains highly uncertain; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of REIT I, REIT II or REIT III. In addition, with respect to the estimated NAV per share for REIT II, the appraisal methodology for REIT II’s real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the real estate properties, by Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated NAV per share as of December 2019, by Duff & Phelps, LLC, the REIT II advisor and REIT II, are the respective party’s best estimates as of December 31, 2019, REIT II can give no assurance in this regard. Even modest changes to these assumptions could result in significant differences in the appraised values of REIT II’s real estate properties, the December 2019 estimated value per share and the related estimated value of the merger consideration for REIT I and REIT III stockholders. Actual events may cause the value and returns on REIT II’s investments to be materially less than that used for purposes of the December 2019 estimated NAV per share which does not reflect the impact of the outbreak of the COVID-19 pandemic on the operations of REIT II or its tenants. The forward-looking statements also depend on other factors, including those set forth in the Risk Factors section of REIT I’s, REIT II’s and REIT III’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 and filed with the SEC, and other reports filed by REIT I, REIT II and REIT III with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Resource undertakes no obligation to update these statements for revisions or changes after the date of this communication, except as required by law.